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                                                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 for the registration of (i) $400,000,000 of its common and preferred stock, No. 33-68493; (ii) 2,383,284 shares of its common stock, No. 333-70111 and (iii) 1,173,232 shares of its common stock, No. 333-30394 and Form S-8 pertaining to the Amended 1997 Stock Option and Incentive Plan) of SL Green Realty Corp. and in the related Prospectus of our report dated February 11, 2000 (except Note 20, as to which the date is March 8, 2000) with respect to the consolidated financial statements and schedule of SL Green Realty Corp. included in this Annual Report (Form 10-K) for the two years ended December 31, 1999 and for the period August 21, 1997 (date of commencement of operations) to December 31, 1997, (ii) dated February 10, 1998 with respect to the combined financial statements of SL Green Predecessor for the period January 1, 1997 to August 20, 1997 and (iii) dated February 10, 1998 with respect to the combined financial statements of the uncombined joint ventures of SL Green Predecessor for the period January 1, 1997 to August 20, 1997.

                                                   /s/ Ernst & Young LLP


New York, New York
March 13, 2000